EXHIBIT 28




INFORMATION FROM REPORTS FURNISHED TO STATE INSURANCE REGULATORY AUTHORITIES FOREMOST CORPORATION OF AMERICA AND SUBSIDIARIES
DECEMBER 31, 1997


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PROPERTY AND CASUALTY INSURANCE
RECONCILIATION OF LOSS RESERVES, STATUTORY SCHEDULE AARP TO GAAP
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(In thousands)
Property & casualty consolidated Schedule P reserves ...............  $  82,384
                                                                      ---------
Adjustments for property and casualty GAAP reserves:
  FHSC warranty reserves ...........................................         11
  Rounding differences from Schedule P detail to totals ............          3
  Financial Accounting Standards Board Statement No. 113
    adjustment for losses ceded to reinsurance companies ...........        324
                                                                      ---------
    Total property and casualty GAAP adjustments ...................        338
                                                                      ---------
      Consolidated property and casualty
        loss reserves - GAAP - December 31, 1997 ...................  $  82,722
                                                                      =========
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